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                                                                    Exhibit 4(i)


                                 AMENDMENT NO. 6

                                       TO

                             THE GORMAN-RUPP COMPANY
                    INDIVIDUAL PROFIT SHARING RETIREMENT PLAN
                 (As Amended and Restated as of January 1, 1987
                 ----------------------------------------------

                  The Gorman-Rupp Company, an Ohio corporation, hereby adopts this Amendment No. 6 to The Gorman-Rupp Company Individual Profit Sharing Retirement Plan, as amended and restated as of January 1, 1987 (the "Plan").

                                    SECTION 1
                                    ---------

                  Effective as of January 1, 1989, Section 1.1(14) of the Plan is hereby amended by deleting the parenthetical phrase therein (including such phrase as amended by Amendment No. 5 effective January 1, 1994) and inserting the following new sentences at the end thereof:

         "For purposes of this Subsection and any other Section of the Plan, Credited Compensation in excess of (a) $200,000 (as adjusted pursuant to Code section 401(a)(17)) for Plan Years commencing on or after January 1, 1989 and before January 1, 1994 and (b) $150,000 (as adjusted pursuant to Code section 401(a)(17)) for Plan Years commencing on or after January 1, 1994, shall not be taken into account. For purposes of the preceding sentence in the case of a




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         Highly Compensated Employee who is a 5-percent owner (as such term is defined in the Code section 416(i)(1)) or one of the ten most Highly Compensated Employees, (i) such Highly Compensated Employee and his family members (which for this purpose shall mean an Employee's Spouse and lineal descendants who have not attained age 19 before the close of the Year in question) shall be treated as a single Employee and the Credited Compensation of such family members shall be aggregated with the Credited Compensation of such Highly Compensated Employee, and (ii) the limitation on Credited Compensation shall be allocated among such Highly Compensated Employees and his family members in proportion to each individual's Credited Compensation."

                                    SECTION 2
                                    ---------

                  Effective as of January 1, 1987, Section 1.1(17) of the Plan is hereby amended in its entirety to read as follows:

                  "(17) EMPLOYEE: An employee of a Controlled Group Member and, to the extent required by Code section 414(n), any person who is a "leased employee" of a Controlled Group Member. For purposes of this Subsection, a "leased employee" means any person who, pursuant to an agreement between a Controlled Group


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         Member and any other person ("leasing organization"), has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Controlled Group Member. Contributions or benefits provided a leased employee by the leasing organization that are attributable to services performed for a Controlled Group Member will be treated as provided by the Controlled Group Member. A leased employee will not be considered an Employee of a Controlled Group Member, however, if (A) leased employees do not constitute more than 20 percent of the Controlled Group Member's nonhighly compensated work force (within the meaning of Code section 414(n)(5)(C)(ii)) and (B) such leased employee is covered by a money purchase pension plan maintained by the leasing organization that provides (i) a nonintegrated employer contribution rate of at least 10 percent of Earnings, (ii) immediate participation and (iii) full and immediate vesting."

                                    SECTION 3
                                    ---------


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                  Effective as of January 1, 1987, Section 1.1(29)(b)(i) of the
Plan is hereby amended by inserting the following immediately preceding the period at the end thereof:

         ", due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence."

                                    SECTION 4
                                    ---------

                  Effective as of January 1, 1987, Section 5.2(4) of the Plan is hereby amended by (i) deleting from the last sentence thereof the words "in accordance with the 'leveling' method described in Treasury Regulations Section 1.401(k)-1(f)(2)" and substituting therefor the words "in accordance with the preceding sentence" and (ii) inserting the following sentence immediately after the first sentence thereof:

         "The income allocable to excess contributions is equal to the sum of the allocable gain or loss for the Plan
         Year."

                                    SECTION 5
                                    ---------

                  Effective as of January 1, 1987, Section 5.3(3) of the Plan is hereby amended by (i) deleting from the last sentence thereof the words "in accordance with the 'leveling' method described in Treasury Regulations Section 1.401(k)-(f)(2)" and substituting therefor "in accordance with the preceding sentence"


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and (ii) inserting the following sentence immediately after the first sentence thereof:

         "The income allocable to excess aggregate contributions is equal to the sum of the allocable gain or loss for the Plan Year."

                                    SECTION 6
                                    ---------

                  Effective as of January 1, 1984 Section 5.5(2)(d) of the Plan is hereby amended by inserting the following before the period at the end thereof:

         ", and any amounts allocated after March 31, 1984, to the Member's individual medical account, as defined in section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by a member of the Controlled Group."

                                    SECTION 7
                                    ---------

                  Effective as of January 1, 1994, the last sentence of Section 5.5(3) of the Plan is hereby amended to read as follows:

         "A Member's compensation as used in this Section shall not exceed (a) $200,000 (as adjusted pursuant to Code 401(a)(17)) for any Plan Year commencing on or after January 1, 1989 and before January 1, 1994 and
         (b) $150,000 (as adjusted pursuant to Code section


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         401(a)(17)) for any Plan Year commencing on or after January 1, 1994."

                                    SECTION 8
                                    ---------

                  Effective as of January 1, 1987, Section 5.7 of the Plan is hereby amended by adding the following Subsection at the end thereof:

                  "(3) Notwithstanding any other provisions of the Plan, the limitations of Code section 415 are hereby incorporated by reference to the extent not described in or inconsistent with the provisions of Sections 5.5 and 5.6 and this Section 5.7."

                                    SECTION 9
                                    ---------

                  Effective as of January 1, 1987, Article XIV of the Plan is hereby amended by adding a new Section at the end thereof to read as follows:

                  "14.4 PROHIBITION ON DECREASING ACCRUED BENEFITS. No amendment to the Plan (other than an amendment described in section 412(c)(8) of the Code) shall have the effect of decreasing the accrued benefit of any Member. For purposes of the preceding sentence, a Plan amendment which has the effect of (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in regulations of the


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         Secretary of the Treasury) or (b) eliminating an optional form of benefit (except as permitted by any such regulations) with respect to benefits attributable to service before the amendment, shall be treated as decreasing accrued benefits, provided, however, that in the case of a retirement-type subsidy this sentence shall apply only with respect to a Member who satisfies (either before or after the amendment) the preamendment conditions for the subsidy."

                  EXECUTED at Mansfield, Ohio this 1st day of March, 1995.

                                       THE GORMAN-RUPP COMPANY

                                       By  /s/ K. J. Bargahiser
                                          --------------------------
                                          Title:  VP Communications
                                                --------------------

                                       And  /s/ Kenneth E. Dudley
                                          --------------------------
                                          Title:  Treasurer
                                                --------------------


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